Item 77D - DWS Growth & Income Fund (a
series of DWS Investment Trust)

At a meeting held in February 2006, the Board of Trustees of DWS Investment Trust approved changes to the investment objective and policies of the DWS Growth & Income Fund as follows:

Effective November 1, 2006, the investment objective of the fund has been revised to eliminate the risk-managed portion of the objective. As a result, the investment objective of the fund is the following:

The fund seeks long-term growth of capital, current income and growth of income.

Effective November 1, 2006, the fund has eliminated risk management strategies used to reduce downside risk. As a result, the investment strategy of the fund has been revised to eliminate disclosure regarding its "downside risk" strategy.

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Item 77D - DWS Capital Growth Fund (a series of
DWS Investment Trust)

At a meeting held in February 2006, the Board of Trustees of DWS Investment Trust approved changes to the investment objective and policies of the DWS
Capital Growth Fund as follows:

Effective November 1, 2006, the investment objective of the fund has been revised to eliminate the risk-managed portion of the objective. As a result, the investment objective of the fund is the following:

The fund seeks to provide long-term capital growth.

Effective November 1, 2006, the fund has eliminated risk management strategies used to reduce downside risk. As a result, the investment strategy of the fund has been revised to eliminate disclosure regarding its "downside risk" strategy.

Effective November 1, 2006, the fund has eliminated its non-fundamental policy that restricts investment in securities issued by tobacco-producing companies.

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Item 77D - DWS Small Cap Core Fund (a series of DWS
Investment Trust)

At a meeting held in February 2006, the Board of Trustees of DWS
Investment Trust approved changes to the investment objective and policies of the DWS Small Cap Core Fund as follows:

Effective November 1, 2006, the investment objective of the fund has been revised to eliminate the risk-managed portion of the objective. As a result, the investment objective of the fund is the following:

The fund seeks to provide long-term capital growth.

Effective November 1, 2006, the fund has eliminated risk management strategies used to reduce downside risk. As a result, the investment strategy of the fund has been revised to eliminate disclosure regarding its "downside risk" strategy.

Effective November 1, 2006, the fund has eliminated its non-fundamental policy that restricts investment in securities issued by tobacco-producing companies.


C:\Documents and Settings\e465636\Local Settings\Temporary
Internet Files\OLK9F\DWS Small Cap Core Fund Item
77D.doc